Exhibit 10.5

                              EMPLOYMENT AGREEMENT



This Employment Agreement (the "Agreement" is entered into between NutraStar, a Nevada corporation (the "Company"), and Cherukuri Venkata Reddy Sastry (the "Employee") as of April 1, 2000.

1. SCOPE OF EMPLOYMENT.

     (a) POSITION. The period of the Employee's employment by the Company is referred to below as the "Term." During the Term, the Company shall employ the Employee as its Research Pharmaceutical Chemist, reporting to the Company's Chief Executive Officer and its Board of Directors (the "Board"). The Term shall commence as of April 1, 2000 and continue until March 31, 2004.

     (b) OBLIGATIONS.

          (i) During the Term and except as  expressly  noted in this  Section I
     (b), the Employee shall devote his full business efforts and services to the Company in the performance of his duties, consistent with the Employee's position with the Company, as shall reasonably be assigned to him by the Board. The Employee agrees, during the Term, not to provide employment or consulting services to others outside the Company or otherwise engage in any other business, profession or occupation for compensation or otherwise. However, subject to the Employee's compliance with the provisions of Section 6, below, (x) the Employee may serve as a director on boards of directors of other companies and may serve any civic, educational or charitable organization in any manner that does not materially interfere with his duties to the Company, and (y) the Employee may also invest and manage personal assets in businesses to an extent that does not interfere with his duties to the Company and does not create material conflicts of interest with the Company.

          (ii) The Employee hereby represents to the Company that he has discussed his resignation of employment with his current employer, The RiceX Company, which the Employee shall make effective no later than the date hereof, and that the execution and delivery of this Agreement by the Employee and the Company and the performance by the Employee of the Employee's duties hereunder shall not constitute a breach of or otherwise contravene, the terms of any employment agreement or other agreement or policy to which the Employee is a party or otherwise bound.

     (c) AT-WILL STATUS/WRITTEN TERMINATION NOTICE. The Employee and the Company agree that the Employee's employment with the Company constitutes "at-will" employment. Therefore, this employment relationship may be terminated at any time, with or without cause or reason, at the option either of the Company or the Employee, subject only to satisfaction of the notice requirements set forth below and the Company's obligations with respect to severance compensation and


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

benefits otherwise specified in this Agreement. The party initiating the termination of employment shall give the other party written notice stating the effective date of termination, which effective date may (i) in the case of a termination of the Employee's employment by the Company for Cause (as defined in Section 2(d)(3)), be the date of giving of notice or any later date and (ii) in the case of a termination of the Employee's employment by the Company without Cause or due to the Employee's resignation, shall be a date at least thirty (30) days after the date of delivery of such notice to the other party.

     (d) OTHER AGREEMENTS AND FORMS. The Employee agrees to sign and deliver to the Company on request (i) a copy of the Company's standard form of Confidential Information Agreement required of other senior management employees, as the same may be updated from time to time for purposes of financing or other business transactions or otherwise, and (ii) any other employment-related forms that may be required by law.

2. COMPENSATION

     (a) BASE SALARY. While employed by the Company, the Company shall pay the Employee as compensation for his services a base salary at a rate no less than $55,000 per annum.

     (b) ANNUAL BONUS. The Company agrees to maintain an annual bonus program for members of the senior management group including the Employee. The Employee shall be eligible to receive an annual bonus under the terms otherwise governing the annual bonus program.

     (c) BENEFITS. The Employee shall be entitled to a total of 10 weekdays (Monday through Friday) per employment year commencing upon the date of this Agreement for vacation, sick leave and other personal time off work (the "Personal Time"), in addition to national or other holidays chosen by the Company as holidays for all employees (which general holidays shall not be counted as Personal Time). Any accrued but unused Personal Time may be carried forward into subsequent years; provided, however, that no Personal Time shall be earned or accrued if the accrued but unused Personal Time available to the Employee at any tune exceeds a total of 30 days. Personal Time shall not resume to be earned until accrued and unused Personal Time again declines below 30 days. The Employee and the Company shall reasonably cooperate with each other in scheduling Personal Time used for vacation. During the Term, the Employee (and, to the extent otherwise applicable, family dependents) shall otherwise be eligible to participate in the expense reimbursement, medical, insurance and other benefit and welfare plans maintained by the Company that are applicable to other senior management of the Company, and on a basis no less favorable than that made available to any other executive officer of the Company. In addition, the Company shall during the Term pay or reimburse the Employee for (i) $300 per month automobile allowance and, (ii) dues actually incurred and paid by the Employee for continued membership in the _____________________ organizations.


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

     (d) SEVERANCE. If the Company terminates the Employee's employment with the Company without "Cause" or the Employee resigns for "Good Reason" (both as defined below), then the Company shall pay the Employee the base salary, bonus and benefits payable to the Employee under Sections 2(a), (b) and (c) (the "Severance Payment") for the remainder of the Term. The Company shall also pay the Employee all salary, unused vacation, earned bonuses, and other benefits, if any, which are otherwise accrued, owing and unpaid at the date of termination (the "Accrued Pay"). Upon a termination of the Employee's employment described in this Section 2(d), the Employee shall have no further rights to any compensation or any other benefits under this Agreement.

          (i) Time of Payment. The Company shall pay the Employee all Accrued Pay on the effective date of termination, and shall pay the Employee the Severance Payment in monthly installments commencing within ten (10) days after the effective date of termination.

          (ii) Release. The Company shall be entitled to require, as a condition of payment of the Severance Payment, that the Employee execute and deliver, and (if revocation is otherwise allowed under federal age discrimination law) not revoke for seven days, a general release by the Employee in form and content satisfactory to the Company in which the Employee releases the Company and its affiliates from all claims and liabilities that may relate to the Employee's employment by the Company and/or arise under any state or federal laws relating to employment. This release shall not excuse or impair timely payment by the Company of any sums due under this Agreement.

          (iii) Cause Defined. For the purposes of this Agreement, "Cause" shall mean the Employee: (1) has been guilty of, or has pleaded "no contest" to, personal acts or omissions which constitute a felony; or (2) has personally committed a material act of dishonesty, fraud, violation of law or other intentional misconduct having the effect of injuring the reputation, business or business relationships of the Company; or (3) has willfully breached his fiduciary or contractual duties to the Company; or (4) has intentionally or through gross negligence failed to perform the duties of his position after being warned in writing; or (5) has willfully and wrongfully disclosed trade secrets or other material confidential information in violation of his duties to the Company; or (6) has violated the provisions of Section 6, below.

          (iv) Good Reason Defined. For the purposes of this Agreement, "Good Reason" shall mean (1) a reduction in the Employee's base salary; or (2) a material demotion; or (3) a material reduction in the Employee's responsibilities or authority; or (4) an involuntary relocation of the place of the Employee's employment with the Company more than twenty (20) miles away from El Dorado Hills (excluding business travel consistent with the Employee's duties to the Company); or (5) any material breach of this Agreement by the Company which, in each of the cases described in causes
     (1) through (5), above, is not cured within fifteen (15) days after the Employee gives written notice to the Company stating the nature of the claimed breach.


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

          (v) Mitigation. The amounts payable by the Company to the Employee under this paragraph (d) shall be reduced by any compensation that may be earned by the Employee in connection with any subsequent employment, self-employment or otherwise.

          (vi) Exclusive Payment. Except for payments and rights referred to in this paragraph (d), the Employee shall not be entitled to collect or claim any other amounts from the Company in connection with the termination of the Employee's employment by the Company without Cause.

     (e) TERMINATION DUE TO EMPLOYEE'S DEATH OR DISABILITY. If the Employee's employment with the Company terminates due to his death or Disability (as defined below), then the Company shall continue to pay the Employee's base salary through the end of the month in which such termination occurs. The Company shall also pay the Employee all salary, unused vacation, earned bonuses, and other benefits, if any, which are accrued, owing and unpaid at the date of termination. Upon a termination of the Employee's employment described in this
Section 2(e), the Employee shall have no further rights to any compensation or any other benefits under this Agreement.

For purposes of this Agreement, Disability shall mean commencement of benefits to the Employee based on full disability as defined under the Company's group disability insurance policy, if any, in effect at the time of that event; and in the absence of any such policy, the absence of the Employee from full time performance of his duties for a period in excess of ninety (90) consecutive days due to incapacity of the Employee from physical or mental illness.

     (f) TERMINATION BY THE COMPANY FOR CAUSE OR DUE TO EMPLOYEE'S RESIGNATION WITHOUT GOOD REASON. If the Company terminates the Employee's employment with the Company for Cause or if the Employee resigns his employment with the Company without Good Reason, then the Company shall pay the Employee all salary, unused vacation, earned bonuses, and other benefits, if any, which are accrued, owing and unpaid at the date of termination. Upon a termination of the Employee's employment described in this Section 2(f), the Employee shall have no further rights to any compensation or any other benefits under this Agreement.

     (g) VESTED PLAN BENEFITS NOT AFFECTED. No provision of this Agreement shall be interpreted to deny or impair any payments and/or rights that are vested or otherwise payable in accordance with the express terms of any stock option, ERISA, retirement, insurance, or other benefit plan which has been written or formally adopted by the Company, or COBRA rights governing continuation of health insurance benefits. These payments and rights are in addition to any payments otherwise due under this Agreement. However, the Employee acknowledges that termination of his employment under any circumstance will end any further participation in any benefit plans as may be provided in the applicable plan documents.


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

3. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and (a) the heirs, executors and legal representatives of the Employee upon the Employee's death and (b) any successor of the Company (whether by purchase of assets or shares, merger, consolidation or otherwise). None of the rights of the Employee to receive any form of compensation payable pursuant to this Agreement shall be assignable or transferable except by will or by law upon the death of the Employee. The Company shall require any successor of the Company to agree in writing expressly to perform this Agreement to the same extent as would be required if no such succession had taken place.

4. NOTICES. All notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given if (i) delivered personally, (ii) one (1) day after being sent by Federal Express or a similar commercial overnight service, or (iii) three (3) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors in interest at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

     If to the Company: 1261 Hawk's Flight Court, El Dorado Hills, CA 95762.

     If to the Employee: at the last residential address known by the Company.

5. SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without that provision.

6. CONFIDENTIAL INFORMATION AGREEMENT AND NON- COMPETITION.

(a) Confidentiality. The Employee agrees to enter into the Company's standard confidentiality and inventions agreement required from other senior management from time to time. Without limiting the foregoing, the Employee agrees that Employee will not at any time (whether during or after this employment with the Company) disclose or use for his own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise other than the Company and any of its subsidiaries or affiliates, any trade secrets, technology, information, data or other confidential information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, manufacturing processes, financing methods, plans, or the business and affairs of the Company generally, or of any subsidiary or affiliate of the Company, provided that the foregoing shall not apply to information which is not unique to the Company or which is generally known to the industry or the public other than as a result of Employee's breach of this covenant. Employee agrees that upon termination of his employment with the Company for any reason, he will return to the Company
immediately  all  memoranda,   books,  papers,   plans,  business  or  financial
information,  letters  and other  data,  and all  copies  thereof  or  therefrom


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

embodied or stored in documents, disks of any nature, or other media, in any way relating to the business of the Company and its affiliates, except that he may retain personal notes, notebooks and diaries that do not contain confidential information of the type described in the preceding sentence. Employee further agrees that he will not retain or use for his account at any time any trade names, trademark or other proprietary business designation used or owned in connection with the business of the Company or its affiliates.

     (b)   Non-Compete.   Employee   acknowledges   and  recognizes  the  highly
competitive nature of the businesses of the Company and its affiliates and accordingly agrees as follows:

          (i) To the fullest extent the same may be enforceable under any law, during the Term and for a period of nine (9) months following the date Employee ceases to be employed by the Company (the "Restricted Period"), the Employee will not directly or indirectly (i) engage anywhere in the world (the "Geographic Area") in any business for the Employee's own account that competes with the business of the Company, (ii) enter the employ of, or render any services to, any person engaged in any business that competes with the business of the Company within the Geographic Area,
     (iii) acquire a financial interest in, or otherwise become actively involved with, any person engaged in any business that competes with the business of the Company within the Geographic Area, directly or indirectly, as an individual, partners, shareholder, officer, director, principal, agent, trustee or consultant, or (iv) interfere with business relationships (whether formed before or after the date of this Agreement) between the Company or any of its affiliates that are engaged in a business similar to the business of the Company (the "Company Affiliates") and customers or suppliers of the Company or the Company Affiliates. The Employee acknowledges that this is a reasonable restriction to prevent inevitable disclosure of trade secrets of the Company or Company Affiliates, and that the Employee shall have the burden of proving that this restriction is not reasonably appropriate for the protection of these trade secrets. Notwithstanding the foregoing, this restriction shall not preclude the Employee from accepting employment at a company in which he does not own or share a controlling interest if the Employee's duties during such 9 month period following employment with the Company do not involve the Employee's participation in activities or lines of business which compete with the business of the Company or Company Affiliates and do not conflict with clause (iv) above.

          (ii) Notwithstanding anything to the contrary in this Agreement, the Employee may, directly or indirectly own, solely as an investment, securities of any person engaged in the business of the Company which are publicly traded on a national or regional stock exchange or on the over-the-counter market if the Employee (i) is not a controlling person of, or a member of a group which controls, such person and (ii) does not, directly or indirectly, own five percent (5%) or more of any class of securities of such person.

          (iii) During the Restricted Period, the Employee will not, directly or indirectly (i) solicit or encourage any employee of the Company or the Company Affiliates to leave the employment of the Company or the Company Affiliates or (ii) hire any such employee who has left the employment of


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

     the Company or the Company Affiliates following, or within one year prior to, the date of the Employee's termination of employment with the Company or the Company Affiliates.

          (iv) During the Restricted Period, the Employee will not, directly or indirectly, solicit or encourage to cease to work with the Company or the Company Affiliates any consultant then under contract with the Company or the Company Affiliates.

          (v) During the Restricted Period, the Employee will not directly or indirectly, solicit, or encourage to cease to do business with the Company or the Company Affiliates, any customer, vendor, supplier or other third party with whom, prior to the termination of the Employee's employment, the Employee has had any significant role in negotiating contracts, managing that account or otherwise dealing with that customer or other third party. The Employee acknowledges that this is a reasonable restriction to prevent inevitable disclosure of trade secrets of the Company or Company
     Affiliates, and that the Employee shall have the burden of proving that this restriction is not reasonably appropriate for the protection of these trade secrets.

     (c) Savings Clause. The Employee acknowledges that no shareholder or lender would invest any monies in the Company without the benefit of the covenants contained in this Section 6 by the Employee, and that these covenants are an important part of the Company's strategy to achieve value for all of its shareholders, including the Employee to the extent of his interest in the Company's stock. The Employee represents that he has consulted with counsel concerning the terms of this Agreement, including, but not limited to, the provisions of this Section 6, and acknowledges that compliance with the provisions of this Section 6 are fair and reasonable. The Employee further acknowledges that compliance with the provisions of this Section 6 will not create any hardship on the Employee as he has both independent means and sufficient income to be fully self-supporting without competing with the Company or otherwise violating any of the provisions hereof. Accordingly, the Employee shall be bound by the provisions hereof to the maximum extent permitted by law, it being the intent and spirit of the parties that the foregoing shall be fully enforceable. However, the parties further agree that, if any of the provisions hereof shall for any reason be held to be excessively broad as to duration, geographical scope, property or subject matter, it shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with the applicable law as it shall herein pertain.

     (d) Specific Performance. Employee acknowledges and agrees that the Company's remedies at law for a breach or threatened breach of any of the provisions of this Section 6 would be inadequate and, in recognition of this fact, Employee agrees that, in the event of such a breach or threatened beach, in addition to any remedies at law, the Company, without posting any bond. shall be entitled to cease making any payments or providing any benefit otherwise required by this Agreement and obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.


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

7. ENTIRE AGREEMENT. Except for that certain Confidential Information Agreement between the Company and the Employee (and any other subsequent written confidentiality agreement signed by the Company and the Employee), this Agreement represents the entire agreement and understanding between the Company and the Employee concerning the Employee's employment relationship with the Company, and supersedes and replaces any and all prior agreements and understandings concerning the Employee's employment relationship with the Company.

8. ARBITRATION

     (a) The Employee and the Company agree that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof (and whether arising in contract, tort, statutory law, equity or otherwise), shall be settled by arbitration to be held within twenty-five (25) miles of the location of the Employee's then most recent principal place of employment with the Company in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). There shall be a single arbitrator agreed upon mutually by the parties. If the parties cannot agree upon the selection of an arbitrator within 30 days after the demand for arbitration given by one party to the other, the selection of the arbitrator shall be made as provided in the Rules. The arbitrator may grant damages, injunctions or other relief in such dispute or controversy, except that the arbitrator shall not have the power to award any damages or other relief or remedy that would not be available from a court of competent jurisdiction located in California. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

     (b) The arbitrator shall apply California law without reference to rules of conflicts of law and any applicable federal law of the United States of America to the merits of any dispute or claim. The arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law. The Employee and the Company hereby expressly consent to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement and/or relating to any arbitration in which the parties are participants.

     (c) The Company and the Employee shall each pay one-half of the costs and expenses of such arbitration, and shall separately pay its or his own counsel fees and expenses during the course of arbitration, provided that the arbitrator shall have the discretion to award attorneys' fees to the Employee in the event the arbitrator determines that the Employee should be considered the prevailing party.


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

     (d) THE EMPLOYEE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EMPLOYEE AGREES TO SUBMIT ANY FUTURE CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH, OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF THE EMPLOYEE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP, WHETHER ARISING UNDER CONTRACT OR FEDERAL OR STATE LAWS RELATING TO EMPLOYMENT, TO THE EXTENT PERMITTED BY APPLICABLE LAW.

     (e) Notwithstanding the foregoing, each party agrees that the foregoing arbitration clause shall not apply to the subject matter of the Confidential Information Agreement or similar written contract in effect from time to time between the parties, and neither party is obligated to submit to arbitration any dispute arising under such separate written agreements.

9. NO ORAL OR INDIRECT MODIFICATION. This Agreement may only be amended, canceled or discharged in writing signed by the Employee and a duly authorized officer (other than the Employee) of the Company. The Employee agrees that no employee handbook, employment policies or other acts or omissions of the Company shall be considered to be part of this Agreement or any implied employment agreement except to the extent stated in writing and signed by the parties as provided in this Section 9.

10. WITHHOLDING. The Company shall be entitled to withhold, or cause to be withheld, all applicable withholding taxes required by foreign, federal, state or local laws from all cash and noncash compensation or other payments made to Employee in connection with his employment, this Agreement, or other agreements, if any, between the Employee and the Company.

11. ACKNOWLEDGMENT. The Employee acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his own attorney if so desired, has had sufficient time to, and has carefully read and fully understands, all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.


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

12. COUNTERPARTS. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. A signature transmitted via email or facsimile transmission shall be as binding as a manual signature on a counterpart hereof.

                        NutraStar
                       a Nevada corporation
                       ("Company")



                       By:
                          --------------------------------------------------
                       Print Name:
                                  ------------------------------------------
                       Title:
                             -----------------------------------------------









                       Print Name:                         ("Employee")
                                    ----------------------




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


                       CONFIDENTIAL INFORMATION AGREEMENT
                       ----------------------------------

Please read carefully: this document contains assignments of inventions and copyrights, and other important provisions relating to legal rights. This Confidential Information Agreement (the "Agreement") is entered into as of ____________________, between NutraStar, a Nevada corporation (the "Company") and Cherukuri Venkata Reddy Sastry (referred to below as "I"). While serving as an employee, independent contractor, director or other capacity with the Company (referred to, as the case may be, as "relationship" below), I may have access to information about the Company or its business. I acknowledge that the Company has a legitimate interest in keeping this information confidential in order to maximize the Company's business opportunities. I confirm my intention to protect this information against unauthorized use. Therefore, in consideration of my relationship with the Company and other legal and adequate consideration, the receipt of which is hereby acknowledged, I agree for the benefit of the Company that:

1. Provisions Related to Trade Secrets

     (a) Proprietary Information. As used in this Agreement, "Proprietary Information" means the following, whether now or later owned or existing, whether or not marked "confidential," and however embodied or stored: (1) any information (including without limitation any formula, pattern, compilation, program, device, method, technique or process) relating to or owned by the Company that derives independent economic value, actual or potential from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use, and (2) any other invention, trade secret, knowledge or information pertaining to the Company or the Company's existing or prospective businesses, customers, suppliers, and others with whom the Company does or intends to do business, which relates to products, services, processes, know-how, designs, formulas, methods, work in process, improvements, discoveries, plans for research, software programs, source or object codes, algorithms, data, techniques, marketing, selling, business plans, budgets, unpublished financial statements, licenses, prices, costs, employee skills or compensation, or other matters.

     (b) Trust. I acknowledge that the Company possesses and will continue to develop and acquire valuable Proprietary Information, including information that I may develop or discover as a result of my relationship with the Company. The value of that Proprietary relationship Information depends on it remaining confidential. The Company depends on me to maintain that confidentiality, and I accept that position of trust.

     (c) Prohibited Use/Disclosure. I will not disclose or use at any time, either during or after my relationship with the Company, any Proprietary Information except for the exclusive benefit of the Company as required by my duties for the Company, or as the Company expressly may consent to in writing. I will cooperate with the Company and use my best efforts to prevent the unauthorized disclosure, use or reproduction of Proprietary Information, except as expressly authorized by the Company.

     (d) Return of Information. Upon the end of my relationship with the Company for any reason, I immediately will deliver to the Company all tangible, written, graphical machine readable and other materials (including all copies) in my possession or under my control containing or disclosing Proprietary Information.

     (e) Waivers. I waive all claims and defenses I might otherwise have to assert that the Company's procedure or lack of procedure to protect Proprietary Information lessens or excuses any duty I have expressly agreed to in this Agreement. I further waive any right I might otherwise have to assert or claim that any acts or omissions of the Company outside this Agreement constitute a set off, counterclaim or defense to any rights the Company has under this Agreement.

     (f) Other Agreements. I agree that I will not directly or indirectly commit or cause a violation or breach of the Company's nondisclosure obligations under any agreement to which the Company may be or become a party. I will comply with the confidentiality provisions of, and execute such confidentiality forms as may be required under, any contracts between the Company and parties contracting with the Company.

2. Ownership of Inventions

     (a) Inventions. As used in this Agreement, the term "inventions" includes, but is not limited to, all inventions, original works of authorship, ideas, patterns, devices, techniques, discoveries, improvements, processes, developments, designs, know-how, data, programs, formulas, source and object codes, methods, diagrams, technology and trade secrets, whether or not reduced to practice or the subject of any governmental filings.

     (b) Assignment to Company. I agree to communicate to the Company as promptly and fully as practicable all Inventions conceived or reduced to practice by me (alone or jointly by others) at any time during my relationship with the Company. I hereby assign to the Company and/or its nominees all my right, title and interest in such Inventions, and all my right, title and interest in any patents, copyrights, mask work rights, trademarks, and service marks, and all applications, registrations, and other filings or rights related thereto on a worldwide basis (collectively referred to for convenience as "Proprietary Filings"). I will assist the Company and/or its nominees (without charge but at no expense to me) at any time and in every lawful way to obtain for its and/or their own benefit, all Proprietary Filings for all such Inventions anywhere in the world and to enforce its and/or their rights in legal proceedings.

     (c) Labor Code Exception. Any provision in this Agreement requiring me to assign my rights in any Invention does not apply to an Invention which qualifies under the provisions of Section 2870 of the California Labor Code. That section provides that the requirement to assign "shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either (1) relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or (2) result from any work performed by the employee for the employer. I understand that I bear the burden of proving that an Invention qualifies under Section 2870.

     (d) U.S. Contracts. Notwithstanding the foregoing, I also assign to the Company (or to any of its nominees) all rights which I may have or acquire in any Invention, full title to which is required to be in the United States by a contract between the Company and the United States or any of its agencies.

     (e) Power of Attorney. I hereby irrevocably designate and appoint the Company and each of its duly authorized officers and agents as my agent and attorney-in-fact to act for and in my behalf and stead to execute and file any document and to do all other lawfully permitted acts to further the prosecution, issuance and enforcement of Proprietary Filings with the same force and effect as if executed and delivered by me.

     (f) List of Excluded Inventions. I have attached hereto as Exhibit A a complete list of all Inventions that I consider to be my property or owned by others and that I wish to exclude from this Agreement (with only generic listings if specific disclosure would violate any prior agreement). If no items are listed, I agree that there are no such items.

3. Other Promises

     (a) No Competition During My Relationship with the Company. During my relationship with the Company, I will not, without the Company's express written consent, engage in any employment or business other than for the Company, or cause or assist (in any manner) in the formation or operations of any business competitive with or similar to the existing or future business of the Company.

     (b) No Solicitation/Use of Proprietary Information. I agree that during my relationship with the Company, and for one (1) year following its termination by me or by the Company, I will not: (1) directly or indirectly, alone or working for others, solicit business as to products or services similar to the products or services of the Company from any of the Company's customers or prospective customers with whom I have had any contact prior to the end of my relationship with the Company, or (2) solicit for employment any person employed by the Company (or its affiliates or successors). I agree that the identity of the Company's suppliers and customers and the related terms of dealing constitute trade secrets of the Company and that the foregoing promise is a reasonable means of protecting the Company's trade secrets from the inevitable disclosure that would result from a violation of the foregoing covenants.

     (c) No Conflict with Other Agreements. My relationship with the Company and my compliance with this Agreement do not and will not breach any agreement to keep in confidence information acquired by me prior to or outside of my relationship with the Company. I have not brought and will not bring with me to the Company for use in the performance of my duties at the Company any materials, documents or information of a former employer or any third party that are not generally available to the public unless I have obtained (and first given to the Company) express written authorization from the owner for their possession and use by or for the Company. I will not use or disclose to the Company during my relationship with the Company any information if that use or disclosure would cause me to violate any contractual or legal duty to any third party. I have not entered into, and will not enter into, any agreement, either oral or written, in conflict with this Agreement. I am not obligated under any contract or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of my best efforts to promote the interests of the Company or that would conflict with the Company's existing or proposed business known to me.

4. General

     (a) Amendment. My obligations under this Agreement may not be modified or terminated, in whole or in part, except in a writing signed by the President of the Company. Any waiver by the Company of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach.

     (b) Severability/Interpretation. Each provision of this Agreement will be treated as a separate and independent clause, and the unenforceability of any one provision will in no way impair the enforceability of any other provision. If any provision is held to be unenforceable, such provision will be construed by the appropriate judicial body by limiting or reducing it to the minimum extent necessary to make it legally enforceable. If any provision hereof is considered unclear or ambiguous, it shall not be construed against the Company but instead shall be construed to give effect to the interests of the Company consistent with the specific provisions of this Agreement.

     (c) Survival of My Obligations. My obligations under this Agreement will survive the termination of my employment or other relationship and any other contract with the Company, regardless of the cause, lack of cause, or manner of such termination. This Agreement will inure to the benefit of and be binding upon the successors and assigns of the Company.

     (d) No Implied Terms. I understand that the provisions of this Agreement are a material condition to my relationship with the Company. I also understand that this Agreement is not an employment contract, and nothing in this Agreement shall create or imply (1) any right to require the Company to employ or continue to employ me, or otherwise enter into or continue any contract with me, (2) any particular terms of employment or other relationship, or (3) any limitation on the right of the Company or me to end my employment or other relationship.

     (e) Remedies and Attorneys' Fees. Any breach of this Agreement likely will cause irreparable harm to the Company for which money damages could not reasonably or adequately compensate the Company. Accordingly, I agree that the Company will be entitled to a court order of specific performance of this Agreement and injunctive relief to enforce this Agreement, in addition to damages and other remedies available to the Company by contract or by law. If any action or proceeding shall be commenced to enforce this Agreement or any right arising in connection with this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the other party, the reasonable attorneys' fees, costs and expenses incurred by such prevailing party in such action and any related appeals, bankruptcy, collection or enforcement proceedings.

     (f) Applicable Law. This Agreement will be governed by and interpreted in accordance with the laws of the State of California governing a contract made in and between residents of California and wholly performed within California.

     (g) Complete Agreement. This Agreement contains the complete agreement between the Company and me concerning the subject matter hereof and supersedes all other agreements and written or oral understandings. This Agreement may be executed in counterparts.


                                                     ___________________________
                                                     (Signature)

                                                     ___________________________
                                                     (Print Name)


         AGREED AND ACKNOWLEDGED:


         NutraStar



         By:
            -----------------------------------------

                                   EXHIBIT "A"

                            LIST OF PRIOR INVENTIONS
                            ------------------------

                                                          Identifying Number
         Title              Date                          or Brief Description
         -----              ----                          --------------------






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